Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information is provided to assist you in your analysis of the financial aspects of the business combination as described in the Business Combination Agreement entered into between SGAC and Redbox and in the definitive proxy statement dated September 29, 2021. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the unaudited condensed balance sheet of SGAC as of June 30, 2021 with the unaudited condensed consolidated balance sheet of Redbox as of June 30, 2021, giving effect to the business combination and related adjustments as if they had been consummated on that date. In connection with the business combination, Merger Sub will merge with and into Redbox with Redbox surviving the merger and becoming a direct subsidiary of SGAC.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the unaudited condensed statement of operations of SGAC for the six months June 30, 2021 with the unaudited condensed consolidated statement of operations of Redbox for the six months ended June 30, 2021 and gives effect to the business combination as if it had occurred on January 1, 2020.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the audited statement of operations of SGAC for the year ended December 31, 2020 with the audited consolidated statement of operations of Redbox for the year ended December 31, 2020 and gives effect to the business combination as if it had occurred on January 1, 2020.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the historical audited financial statements of SGAC and Redbox as of and for the year ended December 31, 2020 and the historical unaudited financial statements of SGAC and Redbox as of and for the six months ended June 30, 2021, which have been prepared in accordance with GAAP.

Description of the Business Combination

On May 16, 2021, SGAC and Merger Sub entered into the Business Combination Agreement with Parent and Redbox. SGAC will acquire certain equity interests of Redbox from Parent, its sole member, by way of Merger Sub merging with and into Redbox, and Redbox becoming a direct subsidiary of SGAC as a result thereof. The business combination will be effectuated through the following principal steps:

(i)	Merger Sub will merge with and into Redbox, and Redbox will continue as the surviving company in the Merger and a wholly owned subsidiary of SGAC;

(ii)	Pursuant to the Subscription Agreements and concurrent with the business combination, SGAC will issue and sell to PIPE Investors 5,000,000 shares of Class A common stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $50 million.

(iii)	Parent will receive a combination of certain newly issued Redbox Common Units and newly issued shares of Class B common stock, which will have no economic value, but will entitle the Parent to one vote per issued share and will be issued on a one-for-one basis for each Redbox Common Unit retained by the Parent following the business combination; and

(iv)	SGAC will acquire certain newly issued Redbox Common Units in exchange for a cash contribution, which proceeds will be used to reduce existing indebtedness and fund Redbox’s balance sheet for general corporate purposes. Parent will have the right to exchange its retained Redbox Common Units, together with the cancellation of an equal number of shares of Class B common stock, for cash or Class A common stock of SGAC.

Proceeds from the business combination, namely cash and marketable securities held in the Trust Account, will be used for:

•	Acquiring certain equity interests of Redbox from Parent;

•	Payment of the $5.0 million deferred underwriting fee associated with SGAC’s initial public offering;

•	Reduction of long-term debt of Redbox;

•	Payment of all transaction costs of SGAC and Redbox; and

•	Adding cash to the balance sheet to utilize for future growth investments.

Following the Closing, the combined company will be organized in an “Up-C” structure in which the business of Redbox will be held by Redbox and its subsidiaries, and SGAC’s only direct assets will consist of Redbox Common Units. SGAC will change its name to Redbox Entertainment Inc.

In connection with the business combination, Parent and Redbox will enter into the Tax Receivable Agreement with the Sponsor and SGAC. Under the terms of the Tax Receivable Agreement, SGAC generally will be required to pay to Parent 85% of the tax savings, if any, that SGAC is deemed to realize in certain circumstances as a result of certain tax attributes that exist following the business combination and that are created thereafter, including as a result of payments made under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless SGAC exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur. SGAC has estimated the tax receivable liability of $16.6 million assuming (1) a share price equal to $10.00 per share, (2) a constant federal income tax rate of 21.0% and a state tax rate of 4.2% (net of any federal benefit), (3) no material changes in tax law, (4) the ability to utilize tax attributes and (5) future tax receivable agreement payments. These amounts are estimates and have been prepared for informational purposes only. However, due to the uncertainty of various factors, including: (1) a constant federal income tax rate of 21.0% and a state tax rate of 4.2% (net of any federal benefit), (2) no material changes in tax law and (3) the ability to utilize tax attributes, the likely tax savings we will realize and the resulting amounts we are likely to pay pursuant to the Tax Receivable Agreement are uncertain. If Parent were to exchange its Redbox equity interests for Class A common stock at Closing, the net present value of the liability SGAC would recognize is approximately $164.9 million.

The Company has not recorded the TRA liability of $16.6 million or related deferred tax asset as of the business combination date as the liability is not deemed probable. The amounts payable under the Tax Receivable Agreement will vary depending upon a number of factors, including the amount, character, and timing of the taxable income of the Company in the future. If the valuation allowance recorded against the deferred tax assets applicable to the tax attributes referenced above is released in a future period, the Tax Receivable Agreement liability may be considered probable at that time and recorded within earnings.

The following summarizes the pro forma number of Class A and Class B common stock outstanding and pro forma ownership Redbox Entertainment Inc. upon Closing of the business combination after giving effect for actual redemptions, discussed further in the sections below:

	Pro Forma Combined
Shareholder	No. of Shares	%Ownership(1)
Redbox Rollover Shares(1)	32,770,000	72.2%
SGAC’s Public Stockholders	2,028,777	4.5%
Backstop Shares(2)	1,995,989	4.4%
PIPE Investors	5,000,000	11.0%
Initial Stockholders	3,593,750	7.9%
Total	45,388,516	100.0%

(1)	Redbox Rollover Shares include all common shares outstanding, including vested and unvested shares.

(2)	Shares include shares issued in accordance with Backstop Agreement.

Anticipated Accounting treatment

The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, SGAC has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the existing controlling equity holder of Redbox having 76.1% of the voting power of the combined company and the operations of Redbox and its subsidiaries constituting the only ongoing operations of the combined company. Under this method of accounting, the ongoing financial statements of the registrant will reflect the net assets of Redbox and SGAC at historical cost, with no goodwill or other intangible assets recognized.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the business combination linking the effects of the business combination to the historical financial information.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial condition that would have been achieved had the business combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Redbox following the completion of the business combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses performed.

The unaudited pro forma condensed combined financial information contained herein reflects the SGAC shareholder approval of the business combination on October 20, 2021. SGAC’s public shareholders had the right to elect to redeem their public shares for cash. As a result, the unaudited pro forma condensed combined financial information reflects the actual redemption of these shares. In conjunction with the shareholder vote on the business combination, holders of 12,346,223 SGAC public shares elected to redeem their shares for cash in the Trust Account. Accordingly, 12,346,223 shares of SGAC Class A Common Stock were redeemed for an aggregate payment of $124.7 million, based on an estimated per share redemption price of approximately $10.10 per share.

In addition, a Backstop Agreement has been executed such that an additional 1,995,989 shares of SGAC Class A common stock were purchased by the Backstop Parties (related parties of the Company including Apollo Global Management, Inc. and SGAC) to cover redemptions by public stockholders to the extent redemptions exceed 10,810,644 public shares. The number of shares purchased in pursuant to the Backstop Agreement equals the number of public shares redeemed in excess of 10,810,644 shares, up to an aggregate of 3,564,356 shares, in accordance with the agreement. The Backstop Agreement ensures that total cash proceeds available as of closing exceeds the minimum cash condition under the Business Combination Agreement. The amount of cash available is sufficient to satisfy the minimum cash requirement of $86.0 million per the Business Combination Agreement after giving effect for actual redemptions, which includes the $50.0 million provided by the PIPE investment.

Redbox is considered the “accounting acquirer” after giving effect for actual redemptions, so the business combination is reflected in the unaudited pro forma condensed combined financial information as a reverse recapitalization whereby Redbox issues equity in exchange for the net assets of SGAC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(UNAUDITED)

(in thousands)	Seaport Global Acquisition Corp. (Historical)	Redwood Intermediate LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma
Assets
Current Assets:
Cash, cash equivalents and restricted cash	$277	$10,352	$26,929	(A)	$37,558
Accounts receivable, net of allowances	—	12,124			12,124
Due from related party	—	83			83
Content library	—	24,611			24,611
Income tax receivable	—	17,138	(11,257)	(N)	5,881
Prepaid expenses and other current assets	214	6,496	(200)	(R)	6,510
Total current assets	491	70,804	15,472		86,767
Cash and securities held in Trust Account	145,216	—	(145,216)	(B)	—
Property and equipment, net	—	50,395			50,395
Goodwill	—	147,523			147,523
Intangible assets, net	—	159,921			159,921
Other long-term assets	33	1,211			1,244
Total assets	145,740	429,854	(129,744)		445,850
Liabilities and Equity
Current Liabilities:
Trade payables	—	22,835			22,835
Due to related parties, net	—	357			357
Accrued and other current liabilities	312	57,838	7,020	(P)	57,528
			(5,542)	(Q)
			(2,100)	(S)
Total current liabilities	312	81,030	(622)		80,720
Long-term debt, net		350,804	(50,000)	(D)	300,804
Other long-term liabilities		15,941	(1,642)	(N)	14,299
Warrant liability	15,122	—	—		15,122
Deferred underwriting fee payable	5,031	—	(5,031)	(E)	—
Tax receivables liability		—	—	(N)	—
Deferred income taxes, net	—	26,104	(22,134)	(N)	3,970
Total liabilities	20,465	473,879	(79,429)		414,915
Commitments and Contingencies
Class A common stock subject to possible redemption	120,275	—	(120,275)	(I)	—
Stockholders’ Equity
Common stock	1	3	4	(J)	8
Additional paid-in capital	3,822	239,578	46,979	(M)	290,379
Retained earnings (accumulated deficit)	1,177	(283,606)	(1,177)	(O)	(282,984)
			(7,020)	(P)
			5,542	(Q)
			2,100	(S)
Non-controlling interest		—	23,532	(L)	23,532
Total Equity	5,000	(44,025)	69,960		30,935
Total liabilities, Commitments, and Stockholders’ Equity	$145,740	$429,854	$(129,744)		$445,850

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(UNAUDITED)

(in thousands, except share and per share data)	Seaport Global Acquisition Corp. (Historical)	Redwood Intermediate LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma
Net revenue	$—	$146,120	$—		$146,120
Operating expenses:
Product cost	—	56,922			56,922
Direct operating	—	64,513			64,513
Marketing	—	6,841			6,841
General and administrative	916	30,508	—	(AA)	29,324
			(2,100)	(HH)
Depreciation and amortization	—	54,464			54,464
Total operating expenses	916	213,248	(2,100)		212,064
Operating loss	(916)	(67,128)	2,100		(65,944)
Other expense, net:
Interest income from securities held in trust account	22	—	(22)	(BB)	—
Transaction costs allocable to warrant liability	—	—			—
Compensation expense — private placement warrants	—	—			—
Change in fair value of warrant liability	2,201	—			2,201
Other expense, net	—	(15,765)	2,543	(CC)	(13,222)
Total other income (expense), net	2,223	(15,765)	2,521		(11,021)
Loss before income taxes	1,307	(82,893)	4,621		(76,965)
Income tax expense (benefit)	—	(20,913)	16,292	(DD)	(4,621)
Net income (loss)	$1,307	$(61,980)	$(11,671)		$(72,344)
Net loss attributable to non-controlling interest			(55,032)	(EE)	(55,032)
Net income (loss) attributable to controlling interest	$1,307	$(61,980)			$(17,312)
Weighted average shares outstanding, basic and diluted	5,933,681	30,644,909			45,388,516
Basic and diluted loss per share	0.22	(2.02)			(1.59)
Weighted average shares outstanding, basic and diluted, attributable to controlling interest				(GG)	10,862,028
Basic and diluted loss per share, attributable to controlling interest					(1.59)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(UNAUDITED)

(in thousands, except share and per share data)	Seaport Global Acquisition Corp. (Historical) (As Restated)	Redwood Intermediate LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma
Net revenue	$—	$546,191	$—		$546,191
Operating expenses:
Product cost	—	220,999			220,999
Direct operating	—	167,090			167,090
Marketing	—	21,214			21,214
General and administrative	192	62,235	7,020	(AA), (FF)	69,447
Depreciation and amortization	—	136,838			136,838
Total operating expenses	192	608,376	7,020		615,588
Operating loss	(192)	(62,185)	(7,020)		(69,397)
Other expense, net:
Interest income from securities held in trust account	7	—	(7)	(BB)	—
Transaction costs allocable to warrant liability	(861)	—			(861)
Compensation expense − private placement warrants	(2,298)	—			(2,298)
Change in fair value of warrant liability	5,441	—			5,441
Other expense, net	—	(32,522)	4,847	(CC)	(27,675)
Total other income (expense), net	2,289	(32,522)	4,840		(25,393)
Income (loss) before income taxes	2,097	(94,707)	(2,180)		(94,790)
Income tax expense (benefit)	—	(25,204)	19,450	(DD)	(5,754)
Net income (loss)	$2,097	$(69,503)	$(21,630)		$(89,036)
Less: Net loss attributable to non-controlling interest	—	—	(67,729)	(EE)	(67,729)
Net income (loss) attributable to controlling interest	$2,097	$(69,503)			$(21,307)
Weighted average shares outstanding, basic and diluted	4,158,672	27,906,742			45,388,516
Basic and diluted loss per share	0.50	(2.49)			(1.96)
Weighted average shares outstanding, basic and diluted, attributable to controlling interest				(GG)	10,862,028
Basic and diluted loss per share, attributable to controlling interest					(1.96)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the business combination linking the effects of the business combination to the historical financial information.

The Transaction will be accounted for as a reverse recapitalization in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations. Redbox has been determined to be the accounting acquirer as Redbox’s sole owner before the business combination will retain a controlling financial interest after the business combination. Under the reverse recapitalization model, the business combination will be treated as Redbox issuing equity for the net assets of SGAC, with no goodwill or intangible assets recorded.

The pro forma adjustments have been prepared as if the business combination had been consummated on June 30, 2021, in the case of the unaudited pro forma condensed combined balance sheet, and on January 1, 2020, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations.

Note 2 — Transaction Accounting Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(A)	Represents pro forma adjustments to the cash balance to reflect the following:

		June 30, 2021
Cash and investments held in trust account	(B)	$145,216
Payment of estimated transaction fees	(C)	(8,692)
Prepayment of outstanding facility loans	(D)	(50,000)
Payment of deferred underwriting fees	(E)	(5,031)
Proceeds from PIPE investment	(F)	50,000
Actual redemptions of SGAC public shares	(G)	(124,724)
Proceeds from issuance of Backstop Agreements shares	(G)	20,160
Total	(A)	$26,929

(B)	Reflects the reclassification of $145.2 million of cash and investments held in the Trust Account that becomes available following the business combination, prior to the effect of actual redemptions.

(C)	Represents estimated transaction costs incurred by Redbox of approximately $8.7 million for advisory, banking, printing, legal, and accounting fees that are capitalized as a part of the business combination. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $8.7 million with a corresponding decrease in additional paid-in capital. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are nonrecurring.

(D)	Reflects the repayment of Redbox debt which consists of outstanding Credit Facility Loans, in accordance with amount stipulated in the Business Combination Agreement. After giving effect for actual redemptions, the Company prepaid $50.0 million of outstanding facility loans, which consists of an approximate $15.0 million revolver repayment and a $35.0 million term loan paydown.

(E)	Represents underwriting expenses that were paid upon completion of the business combination in the amount of $5.0 million.

(F)	SGAC entered into subscription agreements with certain investors (collectively, the “PIPE” Investors). Pursuant to the agreements, the PIPE investors have collectively subscribed to purchase shares of Class A common stock for an aggregate amount of $50,000,000, which represents 5,000,000 shares of SGAC Class A common stock.

(G)	Reflects actual redemptions based on minimum cash required to be maintained by SGAC as a condition in the Business Combination Agreement, net of par value of common stock. Actual redemptions resulted in approximately $124.7 million in initial share redemption cash payments, from the redemption of 12,346,223 SGAC public shares. Actual redemptions were $90.7 million, which is the sum of $20.5 million from the public shares, $50.0 million from the PIPE investment, and $20.2 million from shares issued under the Backstop Agreement. Under the Backstop Agreement, 1,995,989 shares of SGAC Class A common stock, par value $0.0001 per share, were issued for cash proceeds of $20.2 million. Concurrently, a $50.0 million debt paydown was made resulting in approximately $46.3 million cash available prior to transaction fees.

(H)	Reflects the exchange of 32,770,000 shares of Redbox LLC interests for Class A common stock of SGAC.

(I)	Reflects actual redemptions, in which 12,346,223 shares of SGAC Class A Common Stock subject to possible redemption were redeemed for an aggregate payment of $124.7 million, based on an estimated redemption price of $10.10 and $0.0001 par value. The remaining shares not redeemed were transferred to permanent equity.

(J)	Represents pro forma adjustments to SGAC and Redwood Intermediate, LLC common stock to reflect the following:

		June 30, 2021
Issuance of SGAC Class A common stock pursuant to PIPE investment	(F)	$1
Actual redemption of SGAC public shares	(G)	(1)
Issuance of Backstop Agreement Shares	(G)	-
Recapitalization of Redbox LLC interests to Class A commonstock of SGAC	(H)	3
Reclassification of SGAC Class A common stock subject to redemption	(I)	1
Total	(J)	$4

(K)	Reflects the reclassification of 3,593,750 shares of Class B common stock. The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the business combination on a one-for-one basis.

(L)	Represents the allocation of net assets to the non-controlling interests, which are primarily due to the retained interests of the sellers. Adjustments result in total non-controlling interest of the Sellers of 76.1%. The non-controlling interest percentage was calculated using Redbox rollover shares and certain Backstop Agreement shares purchased by related parties of the Company, after giving affect for actual redemptions.

(M)	Represents pro forma adjustments to additional paid-in capital to reflect the following:

		June 30, 2021
Payment of estimated transaction fees for Redbox	(C)	$(8,692)
Reclassification of previously paid estimated transaction fees	(R)	(200)
Proceeds from PIPE investment	(F)	50,000
Actual redemption of SGAC public shares	(G)	(124,723)
Issuance of Backstop Agreement shares	(G)	20,159
Recapitalization of Redbox LLC interests to Class A common stock of SGAC	(H)	(3)
Reclassification of SGAC Class A common stock subject to redemption	(I)	120,275
Reclassification of SGAC Class B common stock	(K)	—
Non-controlling interest	(L)	(23,532)
Reclassification of SGAC’s historical retained earnings	(O)	1,177
Deferred tax asset and TRA liability	(N)	12,518
Total	(M)	$46,979

(N)	Represents adjustment of $(11.3) million to reflect elimination of prepaid U.S. federal and state income taxes of Redwood Intermediate, LLC. Redbox is a disregarded entity for U.S. federal income tax purposes and receives an allocation of income taxes using the separate return method as it is a member of a consolidated c-corporation return filing group. $5.9 million remains in the income tax receivable account as it was received prior to the consummation of the transaction and retained by Redbox. Upon completion of the business combination, Redbox will be taxable as a partnership for U.S. federal income tax purposes. It will not be subject to U.S. federal or state income taxes and the prior consolidated tax return parent will retain the prepaid income taxes and deferred taxes previously allocated to Redbox.

Represents adjustment to the liability for unrecognized tax benefits allocable to SGAC of $(1.6) million after giving effect for actual redemptions.

Represents elimination of the deferred tax liability previously allocated to Redbox upon completion of the business combination as it will no longer be subject to U.S. federal and state income taxes as well as establishment of a deferred tax liability of SGAC primarily related to the difference between the financial statement and tax basis in Redbox partnership. The $(22.1) million adjustment to the deferred tax liability is assuming: (1) the GAAP balance sheet as of June 30, 2021 as adjusted for pro forma entries described herein, (2) estimated tax basis as of June 30, 2021, (3) a $33.2 million valuation allowance on outside basis differences in SGAC’s investment in the Redbox partnership established in connection with the business combination, (4) a constant federal income tax rate of 21% and a state tax rate of 4.2% (net of any federal benefit), and (5) no material changes in tax law. The recorded valuation allowance relates to a portion of SGAC’s tax basis in excess of GAAP basis in its Redbox partnership for which SGAC believes it is not more likely than not that it will realize the tax benefit in the future.

In connection with the business combination, Parent and Redbox will enter into a tax receivable agreement (the “Tax Receivable Agreement”) with the Seaport Global SPAC, LLC (“Sponsor”) and SGAC. Under the terms of the Tax Receivable Agreement, SGAC generally will be required to pay to Parent 85% of the tax savings, if any, that SGAC realizes as a result of basis in certain assets existing at the time of the business combination and tax attributes that benefit SGAC as a result of their right to exchange its retained Redbox Common Units.

The Company has not recorded the liability or related deferred tax assets as of the business combination date as the liability is not deemed probable. The amounts payable under the Tax Receivable Agreement will vary depending upon a number of factors, including the amount, character, and timing of the taxable income of the Company in the future. If the valuation allowance recorded against the deferred tax assets applicable to the tax attributes referenced above is released in a future period, the Tax Receivable Agreement liability may be considered probable at that time and recorded within earnings.

Future exchanges by Parent of units of Redwood Intermediate, LLC will give rise to an adjustment to Redbox’s tax basis in the direct and indirect assets of Redwood Intermediate, LLC pursuant to Section 743(b) of the Code for which the majority of such tax basis will be amortizable over 15 years. The amortization of Redbox’s tax basis will result in a tax benefit for SGAC in which 85% of the tax benefit will be required to be paid to Parent and give rise to a liability under the Tax Receivable Agreement.

The Tax Receivable Agreement is accounted for as a contingent liability with amounts accrued when deemed probable and estimable. As the business combination will be accounted for as reverse recapitalization, the initial recognition of the Tax Receivable Agreement liability at the completion of the business combination, net of deferred tax asset recognized, will be treated as a capital transaction, with a corresponding adjustment to additional paid-in capital, based on the estimate of the aggregate amount that SGAC will pay under the Tax Receivable Agreement. A deferred tax asset is recorded to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilized. All of the effects of changes in any of the estimates after the date of the purchase will be included in SGAC’s net income. Similarly, the effect of subsequent changes in the enacted tax rates will be included in SGAC’s net income. Future increases of the Tax Receivable Agreement liability as a result of additional exchanges of Redwood Intermediate, LLC units for SGAC’s Class A common stock, net of related deferred taxes, will be recognized as capital transactions, with an adjustment to additional paid-in capital, at the time of such exchanges.

For more information on the Tax Receivable Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.”

(O)	Reflects reclassification of SGAC’s historical retained earnings.

(P)	Reflects the payment of management fees related to a long-term cash incentive plan, which are not direct incremental costs in accordance with SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering”. Represents $7.0 million of management fees that are not capitalized as a part of the business combination. These costs were classified as an expense and included in the unaudited pro forma condensed combined statement of operations, with a corresponding adjustment to accrued and other current liabilities.

(Q)	Reflects the repayment of Redbox debt which consists of outstanding Credit Facility Loans, in accordance with amount stipulated in the Business Combination Agreement, as of January 1, 2020. Total represents reclassification of accrued interest payable, deferred financing fees and taxes payable associated with the repayment. After giving effect for actual redemptions, the pro forma adjustment includes a $7.3 million reduction to accrued interest payable and deferred financing fees, $1.8 million increase to taxes payable and corresponding $5.5 million increase in retained earnings. Assumptions include total debt repayment of $50.0 million after giving effect to actual redemptions, and the reversal of outstanding accrued interest and deferred financing fees at repayment.

(R)	Represents estimated transactions costs incurred by Redbox of approximately $200,000 for advisory, banking, printing, legal, and accounting fees that are capitalized as a part of the business combination. The fees were previously paid prior to June 30, 2021. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction to deferred transaction costs with a corresponding decrease in additional paid-in capital. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are nonrecurring.

(S)	Reflects the reclassification of costs incurred by Redbox of approximately $2.1 million for advisory, banking, printing, legal, and accounting fees that are capitalized as a part of the business combination. The fees were previously classified as a general and administrative expense and included in the the unaudited pro forma condensed combined statement of operations for the period ended June 30, 2021. These costs were removed as an expense in the unaudited pro forma condensed combined statement of operations, with a corresponding adjustment to accrued and other current liabilities.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2021 and the Year Ended December 31, 2020

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are as follows:

(AA)	$192 for the year ended December 31, 2020 and $916 for the six months ended June 30, 2021 represent historical expenses related to SGAC’s general administrative services pursuant to the Administrative Support Agreement, which will terminate upon consummation of the business combination. These are nonrecurring expenses that will not recur subsequent to the consummation of the business combination.

(BB)	Represents pro forma adjustment to eliminate investment income related to the investment held in the Trust Account.

(CC)	Represents pro forma adjustment to eliminate historical expenses regarding Redbox debt, including interest expense, amortization of deferred financing fees, and write-off of unamortized deferred financing fees. For the six months ended June 30, 2021, the pro forma adjustment includes the elimination of $2.4 million of interest expense and $171,000 of debt financing fees. For the year ended December 31, 2020, the pro forma adjustment includes the elimination of $4.3 million of interest expense and $568,000 of debt financing fees. Assumptions include total debt repayment of $50.0 million , the reversal of all expenses incurred associated with debt payments made during the periods presented and an annual interest rate of 9.25% incurred on debt payments for the six months ended June 30, 2021 and 8.25% for the year ended December 31, 2020.

(DD)	Adjustment to eliminate the historical tax expense (benefit) of Redbox and SGAC and to record the tax provisions of the combined entities on a pro forma basis using a pro forma effective tax rate of 6.0% for the six months ended June 30, 2021. The effective tax rate varies from the statutory rate of 21% primarily due to the effect of non-controlling interest, state income taxes, permanent differences, tax credits generated and the impact of valuation allowance recorded.

	Pro Forma Combined
	Tax Effect	%
Tax at statutory rate	$(16,163)	21.0%
State income taxes	(3,163)	4.1%
Effect of noncontrolling interest	15,022	(19.5)%
Change in warrant liability	(534)	0.7%
Other	(205)	0.3%
Change in valuation allowance	422	(0.5)%
	$(4,621)	6.1%

Adjustment to eliminate the historical tax expense (benefit) of Redbox and SGAC and to record the tax provisions of the combined entities on a pro forma basis using a pro forma effective tax rate of 6.1% for the year ended December 31, 2020 The effective tax rate varies from the statutory rate of 21% primarily due to the effect of non-controlling interest, state income taxes, permanent differences, tax credits generated and the impact of valuation allowance recorded.

	Pro Forma Combined
	Tax Effect	%
Tax at statutory rate	$(19,906)	21.0%
State income taxes	(3,934)	4.1%
Effect of noncontrolling interest	18,595	(19.6)%
Change in warrant liability	(576)	0.6%
Other	(557)	0.6%
Change in valuation allowance	624	(0.7)%
	$(5,754)	6.1%

However, the effective tax rate of the combined company could be different depending on post- Business Combination activities.

(EE)	The pro forma net loss was reduced by the non-controlling interest after giving effect for actual redemptions of 76.1% (calculated using Redbox rollover shares and certain Backstop Agreement shares purchased by related parties of the Company):

	Six Months Ended June 30, 2021	Year Ended December 31, 2020
(amounts in thousands)	Pro Forma Combined	Pro Forma Combined
Pro forma net loss	$(72,344)	$(89,036)
Non-controlling interest percentage	76.1%	76.1%
Non-controlling interest pro forma adjustment	(55,032)	(67,729)
Net loss attributable to controlling interest	$(17,312)	$(21,307)

(FF)	Reflects the payment of management fees related to a long-term cash incentive plan, which are not direct incremental costs in accordance with SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering”. Represents $7.0 million of management fees that are not capitalized as a part of the business combination. These costs were classified as an expense and included in the unaudited pro forma condensed combined statement of operations.

(GG)	Weighted average shares outstanding, basic and diluted, attributable to controlling interests used in the calculation were the total pro forma 2,028,777 SGAC public stockholders shares, 1,995,989 backstop shares, 5,000,000 PIPE investor shares, and 3,593,750 initial stockholders shares after giving effect for actual redemptions.

(HH)	Reflects the reclassification of costs incurred by Redbox of approximately $2.1 million for advisory, banking, printing, legal, and accounting fees that are capitalized as a part of the business combination. The fees were previously classified as a general and administrative expense and included in the the unaudited pro forma condensed combined statement of operations for the period ended June 30, 2021. These costs were removed as an expense in the unaudited pro forma condensed combined statement of operations, with a corresponding adjustment to accrued and other current liabilities.

Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the business combination, assuming the shares were outstanding since January 1, 2020. As the business combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the business combination have been outstanding for the entire periods presented. When giving effect for actual redemption, this calculation is adjusted to eliminate such shares for the entire periods.

The unaudited pro forma condensed combined financial information for the year ended December 31, 2020:

Year Ended December 31, 2020
Pro Forma Combined
Pro forma net loss (in thousands)	$(89,036)
Basic weighted average shares outstanding	45,388,516
Net loss per share, basic and diluted	$(1.96)

The unaudited pro forma condensed combined financial information for the period ended June 30, 2021:

Period Ended June 30, 2021
Pro Forma Combined
Pro forma net loss (in thousands)	$(72,344)
Basic weighted average shares outstanding	45,388,516
Net loss per share, basic and diluted	$(1.59)